SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 19, 2010

Spectral Capital Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-50274	510520296
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Fifth Avenue, Suite 4200, Seattle, WA	98104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (206)262-7820 formerly FUSA Capital Corporation ___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant's Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On February 6, 2012, Spectral Capital Corporation (the "Company") adopted through its board of directors the Spectral Capital Corporation 2012 Stock Option and Award Plan.  The plan provides for the issuance of up to 15,000,000 shares of common stock of the Company for employees, consultants, directors and advisors.  The Company has filed a copy of the plan as an Exhibit to this Form 8K.

Item 5.02	Compensatory Arrangements of Certain Officers

On February 6, 2012, the Board of Directors of Spectral Capital Corporation (the “Company”) issued options to purchase 5,000,000 shares of common stock of the Company to President, CEO and Director Jenifer Osterwalder at an exercise price of $0.61 per share.  The options vest over a two-year period.

On February 6, 2012, the Board of Directors of Spectral Capital Corporation (the “Company”) issued options to purchase 2,500,000 shares of common stock of the Company to CFO and Director Stephen Spalding at an exercise price of $0.61 per share.  The options vest over a two -year period.

Section 9 – Financial Statements and Exhibits

Item 9.01        Financial Statements and Exhibits

Exhibit 99.01	Spectral Capital Corporation 2010 Stock Option and Award Plan dated October 19, 2010.
Exhibit 99.02	Stock Option Agreement between the registrant and Jenifer Osterwalder dated February 6, 2012.
Exhibit 99.03	Stock Option Agreement between the registrant and Stephen Spalding dated February 6, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spectral Capital Corporation

/s/ Jenifer Osterwalder
Jenifer Osterwalder
President, CEO and Director
Date: February 8, 2012